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                                                                    EXHIBIT 99.1

                        BUGABOO CREEK STEAK HOUSE, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Edward P. Grace III and Corrine A. Sylvia, or either of them, each with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of Common Stock of Bugaboo Creek Steak House, Inc. ("BCS") held of record
by the undersigned on           , 1996, at the Special Meeting of Stockholders
to be held at                         , on               , 1996, at
                                                , including any adjournments
thereof.

1. To adopt the BCS Merger Agreement pursuant to which, among other matters, (a) WMC will merge with and into BCS, with BCS becoming a wholly-owned subsidiary of LSI, and (b) the shares of BCS Common Stock will be converted into the right to receive shares of LSI Common Stock, as described in the Joint Proxy
   Statement/Prospectus dated           , 1996.

    FOR / /                AGAINST / /                ABSTAIN / /

2. In their discretion, to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

    WITNESS my hand and seal this     day of               , 1996.

                                                  ------------------------------

                                                  ------------------------------
                                                  Signature of Stockholder

                                                  PLEASE SIGN THIS PROXY EXACTLY
                                                  AS YOUR NAME OR NAMES APPEARS
                                                  HEREON. IF STOCK IS HELD
                                                  JOINTLY, SIGNATURES SHOULD
                                                  APPEAR FOR BOTH NAMES. WHEN
                                                  SIGNING AS AN ATTORNEY,
                                                  EXECUTOR, ADMINISTRATOR,
                                                  TRUSTEE, GUARDIAN OR
                                                  CUSTODIAN, PLEASE INDICATE THE
                                                  CAPACITY IN WHICH YOU ARE
                                                  ACTING.

 Please fill in, date and sign the proxy and return it in the enclosed postpaid envelope.